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Exhibit 99.3

        NOTICE OF GUARANTEED DELIVERY

Offer to Exchange its
7 3/4% Senior Notes due 2012
Which Have Been Registered under the Securities Act of 1933
for Any and All Outstanding
7 3/4% Senior Notes Due 2012
Pursuant to the Prosectus dated                        , 2005

ALDERWOODS GROUP, INC.

        This Notice of Guaranteed Delivery, or one substantially equivalent to this form or an agent's message relating to guaranteed delivery, must be used by registered holders of outstanding 7 3/4% Senior Notes due 2012 (the "Outstanding Notes") of Alderwoods Group, Inc., a Delaware corporation (the "Company"), of which $200,000,000 aggregate principal amount is outstanding, who wish to tender their Outstanding Notes pursuant to the exchange offer described in the prospectus dated                        , 2005 (as the same may be amended or supplemented from time to time, the "Prospectus") and (a) whose certificates for the Outstanding Notes are not immediately available, (b) who cannot deliver their Outstanding Notes, the Letter of Transmittal and all other required documents to Wells Fargo Bank, N.A. (the "Exchange Agent"), or (c) who cannot complete the procedures for book-entry transfer prior to 5:00 p.m., New York City time on                        , 2005 or such later date and time to which the exchange offer may be extended (the "Expiration Date").

        This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See "The Exchange Offer—Procedures for Tendering Outstanding Notes" in the Prospectus.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, N.A.

By Registered or Certified Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, Minnesota 55480	By Regular Mail or Overnight Carrier: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, Minnestoa 55479	In Person By Hand Only: Wells Fargo Bank, N.A. Corporate Trust Northstar East Building—12th Floor 608 2nd Avenue South Minneapolis, Minnesota 55402
By Facsimile: (612) 667-4927	For Information Call: (800) 344-5128	To Confirm by Telephone: (800) 344-5128 (612) 667-9764

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, the Outstanding Notes indicated below pursuant to the guaranteed delivery procedures set forth in "The Exchange Offer—Procedures for Tendering Outstanding Notes—Guaranteed Delivery" in the Prospectus and in the instructions to the Letter of Transmittal.

        The undersigned understands that tenders of the Outstanding Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned also understands that tenders of the Outstanding Notes pursuant to the exchange offer may be withdrawn at any time prior to the Expiration Date. For a withdrawal of a tender of Outstanding Notes to be effective, it must be made in accordance with the procedures set forth in the Prospectus under "The Exchange Offer—Withdrawal Rights."

        The undersigned understands that the exchange of any Exchange Notes for Outstanding Notes will be made only after timely receipt by the Exchange Agent of (i) the certificates of the tendered Outstanding Notes, in proper form for transfer (or a book-entry confirmation of the transfer of such Outstanding Notes into the Exchange Agent's account at The Depository Trust Company), and (ii) a Letter of Transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees, together with any other documents required by the Letter of Transmittal (or a properly transmitted agent's message), within three New York Stock Exchange, Inc. trading days after the execution hereof.

        All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. OUTSTANDING NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT'S MESSAGE.

PLEASE PRINT NAME(S) AND ADDRESS(ES):

        This notice of guaranteed delivery must be signed by the holder(s) exactly as its name(s) appear(s) on certificate(s) for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Name(s) of Registered Holder(s):

Signature(s):

Address:
(zip code)
Account Number:

Date:

Certificate No(s). (if available)	Principal Amount of Outstanding Notes Tendered*

*
Must be in integral multiples of $1,000.

GUARANTEE OF DELIVERY
(not to be used for signature guarantee)

        The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Outstanding Notes being tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such Outstanding Notes, into the Exchange Agent's account at the book-entry transfer facility of The Depository Trust Company ("DTC")) with delivery of a properly completed and duly executed Letter of Transmittal (or manually-signed facsimile thereof), with any required signature guarantees, or an agent's message, in the case of a book-entry transfer, and any other required documents, all within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

        The eligible guarantor institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the certificates representing any Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at DTC) and the Letter of Transmittal, or properly transmitted agent's message, to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm
Authorized Signature
Address
Name
(zip code)	Title
Phone Number:
Dated

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PLEASE PRINT NAME(S) AND ADDRESS(ES)
GUARANTEE OF DELIVERY (not to be used for signature guarantee)